Exhibit 99.77o


                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock National Municipal Fund (BR-NATL), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), MuniYield New York Insured Fund, Inc. (MYN), BlackRock MuniHoldings New York Insured Fund, Inc. (MHN), BlackRock New York Municipal Bond Fund (BR-NY), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock New York Municipal Income Trust (BNY), BlackRock New York Municipal Bond Trust (BQH), The BlackRock NY Investment Quality Municipal Trust (RNY), BlackRock New York Municipal Income Trust II (BFY)

2.   Issuer: New York City Water Finance Authority

3.   Date of Purchase: 3/21/07

4.   Underwriter from whom purchased: Siebert

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch

6. Aggregate principal amount of purchased (out of total offering): 55,000,000 out of 587,975,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): 55,000,000 out of 587,975,000

8.   Purchase price (net of fees and expenses): 96.617, 96.588

9.   Date offering commenced: 3/21/07

10.  Offering price at end of first day on which any sales were made:


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11.  Have the following conditions been satisfied:        YES      NO
                                                          ---      --
          a.   The securities are part of an issue
               registered under the Securities Act
               of 1933, as amended, which is being
               offered to the public, OR are
               Eligible Municipal Securities, OR
               are securities sold in an Eligible
               Foreign Offering OR are securities
               sold in an Eligible Rule 144A
               Offering OR part of an issue of
               government securities.                      X
                                                          ----    ----

          b.   The securities were purchased prior
               to the end of the first day on
               which any sales were made, at a
               price that was not more than the
               price paid by each other purchaser
               of securities in that offering or
               in any concurrent offering of the
               securities (except, in the case of
               an Eligible Foreign Offering, for
               any rights to purchase required by
               laws to be granted to existing
               security holders of the Issuer) OR,
               if a rights offering, the
               securities were purchased on or
               before the fourth day preceding the
               day on which the rights offering
               terminated.                                 X
                                                          ----    ----

          c.   The underwriting was a firm
               commitment underwriting.                    X
                                                          ----    ----


          d.   The commission, spread or profit
               was reasonable and fair in relation
               to that being received by others
               for underwriting similar securities
               during the same period.                     X
                                                          ----    ----

          e.   In respect of any securities other
               than Eligible Municipal Securities,
               the issuer of such securities has
               been in continuous operation for
               not less than three years
               (including the operations of
               predecessors).                              X
                                                          ----    ----

          f.   Has the affiliated underwriter
               confirmed that it will not receive
               any direct or indirect benefit as a
               result of BlackRock's participation
               in the offering?                            X
                                                          ----    ----

Received from: Walter O'Connor                    Date: 03/27/07
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